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                                                                       Exhibit 2


ASSET PURCHASE AGREEMENT

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THIS ASSET PURCHASE AGREEMENT (the "Agreement"), dated April 30, 1998, is by and among AmSurg Holdings, Inc., a Tennessee corporation ("AmSurg"), Boswell Eye Center, L.L.C., an Arizona limited liability company ("BEC"), Boswell Eye Institute, Inc., an Arizona corporation ("BEI," and together with BEC, "Sellers" or individually a "Seller") and the individuals set forth on the signature pages attached hereto (individually "Doctor" and collectively "Doctors").

WHEREAS, AmSurg desires to purchase and Sellers desire to sell certain of their assets, as more fully described herein, upon and subject to the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants of the parties hereinafter set forth, the parties agree as follows:

ARTICLE 1.  PURCHASE AND SALE OF ASSETS

1.1. PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions of this Agreement, at the Closing, Sellers shall sell, transfer, convey, assign and deliver to AmSurg and AmSurg shall purchase, acquire and accept from Sellers an undivided 60% interest in the assets comprising the business operations of the ambulatory surgery center (the "Center") owned and operated by Sellers and located in Sun City, Arizona, tangible or intangible, recorded or unrecorded, known or unknown, of whatsoever type, kind, description, or nature owned, leased, held, possessed, vested in or claimed in whole or in part by Sellers on the Closing Date (the "Purchased Assets"), which Purchased Assets shall specifically include the accounts receivable of the Center, but which shall specifically exclude cash and certain cash equivalents in the approximate aggregate amount of $780,000 and that certain promissory note from BEC to BEI of even date in the amount of $600,000.

1.2. ASSUMPTION OF LIABILITIES. Except as described in Schedule 1.2, AmSurg will not assume any debts, liabilities, obligations, expenses, taxes, contracts or commitments of Sellers or the Center of any kind, character or description, whether accrued, absolute, contingent or otherwise ("Liabilities"), no matter whether arising before or after the Closing, and whether or not reflected or reserved against in Sellers' or the Center's financial statements, books of account or records. Sellers will indemnify AmSurg against and hold it harmless from any such Liabilities. AmSurg will cause The Sun City Ophthalmology ASC, LLC, a Tennessee limited liability company (the "LLC"), to assume all Liabilities arising after the effective date of the transaction which relate to supplies received by the Center or services rendered to the Center after the effective date of the transaction, regardless of the date such Liabilities arose.

ARTICLE 2. PURCHASE PRICE

The purchase price ("Purchase Price") for the Purchased Assets shall be $5,400,000 payable in cash. The Purchase Price was determined based on an assumption that the current expenses of operating the Center and on a going forward basis are and will be as set forth on Exhibit 2.

ARTICLE 3. CLOSING

3.1. CLOSING. The closing ("Closing") of the sale and purchase of the Purchased Assets shall take place at the offices of Bass, Berry & Sims PLC, First American Center, Nashville, Tennessee 37238, within 10 business days after the satisfaction of all conditions to the parties' obligations to consummate the transactions contemplated hereby, which shall in no event be later than April 30, 1998, or at such other time as shall be agreed upon by all the parties hereto (the "Closing Date").

3.2. OBLIGATIONS OF THE PARTIES AT THE CLOSING.

         (a) At the Closing, AmSurg shall deliver to Sellers:

                  (i) the consideration as specified in Article 2;

                  (ii) a copy of resolutions of the Board of Directors of AmSurg, certified by its Secretary, authorizing the execution, delivery and performance of this Agreement and the other documents referred to herein to be executed by AmSurg, and the consummation of the transactions contemplated hereby;

                  (iii) a certificate of AmSurg certifying as to the accuracy of the representations and warranties of AmSurg at and as of the Closing and that AmSurg has performed or complied with all of the covenants, agreements, terms, provisions and conditions to be performed or complied with by AmSurg at or before the Closing;

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                  (iv) the opinion of Bass, Berry & Sims PLC, legal counsel for
         AmSurg, the terms of which are substantially as set forth in Exhibit 10.4; and

                  (v) such other certificates and documents as Seller or its counsel may reasonably request.

         (b) At the Closing, Sellers and the Doctors will deliver to AmSurg:

                  (i) a copy of resolutions of the Board of Directors or Board of Governors of each Seller, certified by its Secretary, authorizing the execution, delivery and performance of this Agreement and the other documents referred to herein to be executed by Sellers, and the consummation of the transactions contemplated hereby;

                  (ii) such deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to AmSurg, as shall be effective to vest in AmSurg all of Sellers' title to and interest in the Purchased Assets, all of Sellers' books, records and other data relating to the Purchased Assets (except company records and any other documents and records which Sellers are required by law to retain in their possession), and, simultaneously with such delivery, will take such steps as may be necessary to put AmSurg in actual possession and operating control of the Purchased Assets;

                  (iii) a certificate of each Seller certifying as to the accuracy of Sellers' representations and warranties at and as of the Closing and that they have performed or complied with all of the covenants, agreements, terms, provisions and conditions to be performed or complied with by Sellers at or before the Closing;

                  (iv) a certificate of each of the Doctors certifying as to the accuracy of the Doctors' representations and warranties at and as of the Closing and that they have performed or complied with all of the covenants, agreements, terms, provisions and conditions to be performed or complied with by each of them at or before the Closing;

                  (v) the opinion of Plattner, Schneidman & Schneider, P.C., legal counsel to Seller and the Doctors, in substantially the form of
         Exhibit 9.6; and

                  (vi) such other certificates and documents as AmSurg or its counsel may reasonably request.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES BY SELLER

Sellers jointly represent and warrant as follows:

4.1. ORGANIZATION.

         (a) BEC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona with full power and authority to conduct its business as now conducted and to own, lease or operate its properties and assets as now owned, leased or operated.

         (b) BEI is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona with full power and authority to conduct its business as now conducted and to own, lease or operate its properties and assets as now owned, leased or operated.

4.2. AUTHORIZATION. Sellers have full power and authority to enter into this Agreement and perform their obligations hereunder and carry out the transactions contemplated hereby. The execution, delivery and performance by Sellers of this Agreement and the consum mation of the transactions contemplated hereby, including the conveyance, assignment, transfer and delivery of the Purchased Assets, have been duly authorized and approved by all necessary company or corporate action, and this Agreement, when executed, will constitute a valid and binding obligation of Sellers enforceable against Sellers in accordance with its terms.

4.3. NO VIOLATION.

         (a) The execution and delivery of this Agreement by BEC does not, and the consummation of the transactions contemplated hereby will not, (i) violate any provision of, or result in the creation of any lien or security interest under, any agreement, indenture, instrument,

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lease, security agreement, mortgage or lien to which BEC is a party or by which any of BEC's assets or properties are bound which violation or lien would have a material adverse effect on the business or operations of BEC or the Center; (ii) violate any provision of the articles of organization of BEC; (iii) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to BEC which violation would have a material adverse effect on the business or operations of BEC or the Center; (iv) violate any other contractual or legal obligation or restriction to which BEC is subject which violation would have a material adverse effect on the business or operations of BEC or the Center; or (v) violate any contractual or legal obligation or restriction relating or pertaining to the estate of Richard J. Flindall, Mona Sue Flindall or the Richard J. Flindall and Mona Sue Flindall Revocable Living Trust.

         (b) The execution and delivery of this Agreement by BEI does not, and the consummation of the transactions contemplated hereby will not, (i) violate any provision of, or result in the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which BEI is a party or by which any of BEI's assets or properties are bound which violation or lien would have a material adverse effect on the business or operations of BEI or the Center; (ii) violate any provision of the charter or bylaws of BEI; (iii) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to BEI which violation would have a material adverse effect on the business or operations of BEI or the Center; (d) violate any other contractual or legal obligation or restriction to which BEI is subject which violation would have a material adverse effect on the business or operations of BEI or the Center; or (e) violate any contractual or legal obligation or restriction relating or pertaining to the estate of Richard J. Flindall, Mona Sue Flindall or the Richard J. Flindall and Mona Sue Flindall Revocable Living Trust.

4.4. FINANCIAL INFORMATION. Sellers have delivered to AmSurg: (a) statements of Center charges and cash receipts by month for the twelve (12) month periods ended December 31, 1997 and December 31, 1996 (b) cash basis unaudited statements of income for the Sellers for the years ended December 31, 1997 and December 31, 1996 (c) a cash basis unaudited balance sheets of the Sellers at December 31, 1997 and December 31, 1996 and (d) details of patient accounts receivable for the Center at April 29, 1998 (hereinafter collectively referred to as "Financial Information"), all of which are attached as Schedule 4.4. The Financial Information fairly presents the assets, liabilities, financial condition and results of operation of the Center as at the respective dates thereof and for the periods therein referred to, prepared on a cash basis and accurately reflects the revenues and expenses of the Center for the periods covered thereby and, in particular, reflects all expenses necessary for the efficient operation of the Center as a stand-alone entity. The Financial Information reflects the consistent application of such accounting principles throughout the periods involved.

4.5. OWNERSHIP OF PURCHASED ASSETS. Sellers own and possess and have good and marketable title to all of the Purchased Assets, free and clear of all mortgages, pledges, liens, security interests, conditional sale agreements, defects, charges, encumbrances and rights of third parties, and no conditions exist which could give rise to any such mortgage, pledge, lien, security interest, defect, charge, encumbrance on, or right of any such third party to, the Purchased Assets.

Schedule 4.5 contains an accurate and complete description of the Purchased Assets, which include, but are not limited to, supplies, inventory, uncollected accounts receivable and equipment owned by Sellers, and which are all of the assets which are in any way necessary to the continued operation of the Center as it is now being conducted. All of the Purchased Assets are in good working condition and repair, normal wear and tear excepted, and are adequate for the uses for which they are intended. Schedule 4.5 also sets forth the current book value of all equipment included in the Purchased Assets.

4.6. NO LIABILITIES OR ADVERSE CONDITIONS. Except as and to the extent of the amounts specifically reflected in the Financial Information, Sellers do not have any material liabilities or obligations of any nature with respect to the Center, whether, absolute, accrued, contingent or otherwise and whether due or to become due (including, without limitation, liabilities for taxes and interest, penalties and other charges payable with respect thereto).

Furthermore, Sellers do not know or have reason to know of any basis for the assertion against either Seller of any such liability or obligation of any nature not fully reflected in the Financial Information. There are no conditions existing with respect to any of Sellers' facilities, properties, assets or personnel, which might materially and adversely affect any of the Center's properties, business or prospects.

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4.7. ABSENCE OF CERTAIN CHANGES. Since January 31, 1998, with respect to the
Center, Sellers have not:

         (a) suffered any material adverse change in their working capital, financial condition, assets, liabilities, business or prospects, or suffered any material casualty loss (whether or not insured);

         (b) made any change in their business or operations or in the manner of conducting their business, other than changes in the ordinary course of business;

         (c) incurred any obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), except items incurred in the ordinary course of business and consistent with past practice, or experienced any change in any assumptions or methods of calculating any bad debt, contingency or other reserve;

         (d) paid, discharged or satisfied any claim, lien, encumbrance or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than claims, liens, encumbrances, or liabilities:

                  (i) which are reflected in the Financial Information and which were paid, discharged or satisfied since the date thereof in the ordinary course of business consistent with past practice, or

                  (ii) which were incurred and paid, discharged or satisfied since January 31, 1998 in the ordinary course of business consistent with past practice;

         (e) written off as uncollectible any notes or accounts receivable or any portion thereof, except for immaterial write-offs made in the ordinary course of business consistent with past practice;

         (f) canceled any other debts or claims, or waived any rights, of substantial value;

         (g) sold, transferred or conveyed any of their properties or assets, except in the ordinary course of business consistent with past practice;

         (h) made any capital expenditures or commitments in excess of $10,000 in the aggregate for replacements or additions to property, plant, equipment or intangible capital assets;

         (i) declared, paid or made or set aside for payment of, any distribution or dividends in respect of its outstanding membership interests or capital stock, other than distributions or dividends made in the ordinary course of business consistent with past practice, or directly or indirectly redeemed, purchased or otherwise acquired any of its membership interests or capital stock;

         (j) made any change in any method of accounting or accounting practice;

         (k) granted any increase in the compensation of any officer, employee or agent of either Seller who performs services for or on behalf of the Center, (including without limitation any increase pursuant to any bonus, pension, profit sharing or other plan or commitment), other than increases in the ordinary course of business consistent with past practice, or adopted any such plan or other arrangement; and no such increase or the adoption of any such plan or arrangement, is planned or required; and

         (l) agreed, whether in writing or otherwise, to take any action described in this Section 4.7.

4.8. TAXES. Sellers have filed all federal, state and local tax returns required to be filed by them through the date hereof and have paid all taxes and assessments (including, without limitation, income, excise, unemployment, social security, occupation, franchise, property, sales and use taxes, services taxes, import duties or charges, and all penalties and interest with respect thereto) due and payable therefrom. Sellers have not signed any extension agreement with any taxing authority and know of no open or questionable matters for any prior periods. All taxes and assessments relating to or affecting the operations of the Center through the date hereof have been paid.

4.9. LITIGATION. There is no claim, litigation, investigation or proceeding pending or, to Sellers' knowledge, threatened at law or in equity or before any court, legislative or administrative tribunal or governmental agency which questions the validity of this Agreement or which, if adversely determined or publicly disclosed, would have a material adverse effect on the business or operations of the Center. Schedule 4.9 sets forth a true and accurate description of all claims, actions, investigations or proceedings relating to the Center and its operations initiated since January 1, 1998.

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4.10. COMPLIANCE WITH LAWS AND OTHER REGULATIONS. Sellers are in compliance in all material respects with all requirements of applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental bodies or agencies (federal, state or local) (collectively, "Laws") relating to or affecting the operations of the Center. Neither Seller has received any notice of, or notice of any investigation of, a possible violation of any applicable Laws, or any other Law or requirement relating to or affecting the operations of a Seller or the Center.

Sellers have all required licenses, permits, certificates, authorizations and agreements needed for the ownership and efficient operation of the Center, all of which are listed on Schedule 4.10. Sellers know of no act or omission occurring on or before the date hereof which would subject Sellers, or either of them or the Center to the likelihood of any fine or suspension of any license, permit, certificate, authorization or agreement.

4.11. CONTRACTS; SIGNIFICANT PAYORS. Schedule 4.11 is a complete and accurate list of all individual payors, or group of affiliated payors, that accounted for more than 2% of the Center's revenues in any two of the previous three years or is expected to account for more than 5% of the Center's revenues in the current year or the next year ("Significant Payors").

All contracts, agreements and instruments, including, but not limited to, third party provider agreements and agreements with Significant Payors, to which BEC or BEI is a party and which are necessary for the ownership and efficient operation of the Center, are in full force and effect; there have been no threatened cancellations thereof nor outstanding disputes thereunder, and neither BEC nor BEI has breached any provision of, nor does there exist any default in any material respect under, or event (including the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby) which is, or with the giving of notice or the passage of time or both would become, a breach or default in any material respect under the terms of any such contract, instrument or agreement. Sellers have no reason to believe that any Significant Payor intends to terminate any such contract, instrument or agreement, or intends to withhold its consent to the assignment thereof, to the LLC by Sellers.

4.12. ACCOUNTS RECEIVABLE. All accounts and notes receivable of the Center, whether reflected in the Financial Information or otherwise, represent services actually provided in the ordinary course of business; all such receivables are current and collectible in accordance with their respective terms; and none of such receivables is subject to any counterclaim or set-off, other than normal discounts, allowances and bad debts consistent with past practice.

4.13. REPORTS AND RETURNS. All reports and returns heretofore required by federal, state or municipal authorities with respect to the operations of the Center and all reports and returns to the various governmental authorities which control, directly or indirectly, any of the Center's activities, have been filed and all sums heretofore due with respect to such reports and returns have been paid.

4.14. DEFAULTS.

         (a) BEC is not in default under, and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default under, any outstanding indenture, mortgage, contract, agreement or other instrument with respect to the Center to which BEC is a party which default would have a material adverse effect on the business or operations of the Center. The execution, delivery and performance by BEC of this Agreement and the transactions contemplated hereby will not violate any provision of, or result in the breach of, or constitute a default under, or require any consent under, any law, or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal, or any material contract, agreement or instrument with respect to the Center to which BEC is a party or by which BEC is bound.

         (b) BEI is not in default under, and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default under, any outstanding indenture, mortgage, contract, agreement or other instrument with respect to the Center to which BEI is a party which default would have a material adverse effect on the business or operations of the Center. The execution, delivery and performance by BEI of this Agreement and the transactions contemplated hereby will not violate any provision of, or result in the breach of, or constitute a default under, or require any consent under, any law, or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal, or any material contract, agreement or instrument with respect to the Center to which BEI is a party or by which BEI is bound.

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4.15. EMPLOYEES; INDEPENDENT CONTRACTORS.

         (a) Schedule 4.15(a) sets forth the names and titles of all employees of Sellers who perform services in or on behalf of the Center, and the annual rate of compensation (including bonuses) being paid to each such employee as of the most recent practicable date. The employees listed on Schedule 4.15(a), constitute all of the employees who are in any way necessary to the continued operation of the Center as it is now being conducted.

         (b) Schedule 4.15(b) hereto contains a list of each employment, bonus, deferred compensation, pension, stock option, stock appreciation right, profit sharing or retirement plan, arrangement or practice and each other agreement or fringe benefit plan, arrangement or practice of BEC or BEI whether formal or informal, whether legally binding or not and whether affecting one or more of its employees who perform services in or on behalf of the Center. Copies of each such agreement or plan have hereto been delivered to AmSurg. Neither Seller has any commitment, whether formal or informal, and whether legally binding or not
(i) to create any additional such agreement, plan, arrangement or practice; (ii) to modify or change any such agreement, arrangement, plan or practice; or (iii) to maintain for any period of time any such agreement, arrangement, plan or practice, except as described on Schedule 4.15(b).

         (c) Schedule 4.15(c) hereto contains a list of all services provided to the Center for which a Seller contracts with third parties. Copies of each such agreement previously have been provided to AmSurg. Schedule 4.15(c) contains a description of each such oral agreement.

         (d) BEC sponsors for its employees a profit sharing plan known as the Boswell Eye Center 401(k) Profit Sharing Plan and Trust (the "BEC Plan") which will be adopted by the LLC for employees transferred from the Center and employees hired in the future with regard to the BEC Plan, (i) neither Sellers nor any trustee, administrator, fiduciary or sponsor of the BEC Plan has engaged in the prohibited transactions as defined in Section 406 of the Employee Retirement Income Security Act of 1974 ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), for which there is no statutory exemption in Section 408 of ERISA or Section 4975 of the Code; (ii) all filings, reports and descriptions (including Form 5500 Annual Reports, Summary Plan Descriptions, and Summary Annual Reports) required to have been made or distributed to participants, the Internal Revenue Service, the United States Department of Labor and other governmental agencies have been made; (iii) there is no material litigation, disputed claim, governmental proceeding or investigation pending or threatened with respect to the BEC Plan, the related trust, or any fiduciary, trustee, administrator or sponsor of such Plan; (iv) the BEC Plan has been established, maintained and administered in all material respects in accordance with its governing documents and application provisions of ERISA and the Code and Treasury Regulations promulgated thereunder; (v) the BEC plan is not subject to Title IV of ERISA or the minimum funding requirement of Section 412 of the Code or Section 302 of ERISA; and (vi) the BEC Plan has received a favorable determination letter from the Internal Revenue Service dated November 30, 1993.

4.16. CONSENTS AND APPROVALS. Sellers have obtained such consents, approvals, authorizations and orders of third parties, including governmental authorities, necessary for the authorization, execution and performance of this Agreement by Sellers, which consents, approvals, authorizations and orders are listed on
Schedule 4.16.

4.17. FULL DISCLOSURE.

         (a) Neither this Agreement, nor any schedule, exhibit, list, certificate or other instrument or document delivered to AmSurg pursuant to this Agreement by or on behalf of BEC, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements, representations or warranties and information contained herein or therein not misleading. BEC has not withheld from AmSurg disclosure of any event, condition or fact which BEC knows, or has reasonable grounds to know, may materially adversely affect the Purchased Assets or the operations of the Center.

         (b) Neither this Agreement, nor any schedule, exhibit, list, certificate or other instrument or document delivered to AmSurg pursuant to this Agreement by or on behalf of BEI, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements, representations or warranties and information contained herein or therein not misleading. BEI has not withheld from AmSurg disclosure of any event, condition or fact which BEI knows, or has reasonable grounds to know, may materially adversely affect the Purchased Assets or the operations of the Center.

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4.18. NO BROKER'S FEES. Neither Seller has done anything to cause or incur any liability or obligation for investment banking, brokerage, finder's, agent's or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, and neither Seller knows of any claim by anyone for such a fee, commission, expense or charge.

4.19. MEMBERS OF BEC. All of the members of BEC are set forth on Schedule 4.19.

4.20. SHAREHOLDERS OF BEI. All of the shareholders of BEI are set forth on
Schedule 4.20.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF THE DOCTORS

Each of the Doctors, severally and not jointly, represents and warrants as follows:

5.1. AUTHORITY. Such Doctor has full authority to enter into and carry out the provisions of this Agreement, and this Agreement, when executed, will constitute a valid and binding legal obligation enforceable against him in accordance with its terms.

5.2. NO VIOLATION. The execution and delivery of this Agreement by the Doctors does not, and the consummation of the transactions contemplated hereby will not,
(a) violate any provision of, or result in the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which such Doctor is a party or by which any of such Doctors's assets or properties are bound; (b) violate any provision of the articles of organization of Seller; (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to such Doctor; or (d) violate any other contractual or legal obligation or restriction to which such Doctor is subject.

5.3. MEMBERS OF BEC. All of the members of BEC are set froth on Schedule 4.19.

5.4. SHAREHOLDERS OF BEI. All of the shareholders of BEI are set forth on
Schedule 4.20.

5.5. RESTRICTIVE COVENANTS; CONFIDENTIALITY. Each Doctor agrees that he will not be an officer, director or employee or consultant of or have any direct or indirect ownership interest in, or manage, lease, develop or otherwise have any financial interest in, or receive any compensation from any business or entity competing with the LLC within ten (10) miles of the Center until the later of
(a) one (1) year after the Doctor ceases to be a member of Seller or (b) five
(5) years after the Closing Date. The foregoing shall not prohibit the Doctors from owning shares of capital stock constituting less than 1% of the outstanding capital stock of any corporation whose common stock is traded on a national securities exchange or on The Nasdaq Stock Market. The Doctors recognize and acknowledge that the ascertainment of damages in the event of a breach of this
Section 5.5 would be difficult, and agree that AmSurg, in addition to all other remedies it may have, shall have the right to injunctive relief if there is such a breach.

Notwithstanding the foregoing, the parties acknowledge and agree that Section
5.5 does not require the Doctors to perform ambulatory procedures at the Center or to refer patients to the Center, and imposes no restrictions on where such procedures are performed or where referrals are made. Also, notwithstanding the foregoing, the parties agree that Section 5.5 does not prohibit (a) Gerald B. Walman, M.D., from owning an interest in the Scottsdale Eye Surgery Center, P.C., Phoenix Eye Surgical Center, P.L.C., or Osborn Ambulatory Surgical Center, Ltd. limited partnership and their successors or assigns or (b) Emilio M. Justo, M.D., from performing cosmetic-only medical procedures in a licensed center in which he owns an interest.

5.6. NO BROKER'S FEES. Such Doctor has not done anything to cause or incur any liability or obligation for investment banking, brokerage, finder's, agent's or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution or performance of this agreement or the consummation of the transactions contemplated hereby, and Doctor does not know of any claim by anyone for such a fee, commission, expense or charge.

ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF AMSURG

AmSurg represents and warrants as follows:

6.1. ORGANIZATION. AmSurg is a corporation duly organized, validly existing and in good standing under the laws of the state of Tennessee. AmSurg has full corporate power and corporate authority to carry on its business as

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now conducted and to own, lease or operate its properties and assets as now owned, leased or operated.

6.2. AUTHORIZATION. AmSurg has full corporate power and corporate authority to enter into this Agreement and perform its obligations hereunder and carry out the transactions contemplated hereby. The execution, delivery and performance by AmSurg of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action. This Agreement, when executed, will constitute a legal, valid and binding obligation of AmSurg enforceable against it in accordance with its terms.

6.3. NO VIOLATION. The execution and delivery of this Agreement by AmSurg does not, and the consummation of the transactions contemplated hereby will not, (a) violate any provision of, or result in the creation of any lien or security interest under, any material agreement, indenture, instrument, lease, security agreement, mortgage or lien to which AmSurg is a party or by which any of AmSurg's assets or properties are bound which violation or lien would have a material adverse effect on the business or operations of AmSurg; (b) violate any provision of the Charter or Bylaws of AmSurg; (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to AmSurg which violation would have a material adverse effect on the business or operations of AmSurg; or (d) violate any other contractual or legal obligation or restriction to which AmSurg is subject which violation would have a material adverse effect on the business or operations of AmSurg.

6.4. TAXES. AmSurg has filed all federal, state and local tax returns required to be filed by it through the date hereof (or has obtained an extension for such filing) and has paid all taxes and assessments (including without limitation income, excise, unemployment, social security, occupation, franchise, property, sales and use taxes, import duties or charges, and all penalties and interest in respect thereof) due and payable therefrom. AmSurg has not signed any extension agreement with any taxing authority and knows of no open or questionable matters for any prior periods.

6.5. LITIGATION. There is no claim, litigation, investigation or proceeding pending or, to AmSurg's knowledge, threatened against AmSurg at law or in equity or before any court, legislative or administrative tribunal or governmental agency which questions the validity of this Agreement or which, if adversely determined or publicly disclosed, would have a material adverse effect on the business or operations of AmSurg.

6.6. COMPLIANCE WITH LAW AND OTHER REGULATIONS. AmSurg is in compliance in all material respects with all requirements of applicable Laws. AmSurg possesses all required licenses, permits, certificates, and authorizations needed for the conduct of its business as presently conducted the failure of which to have would have a material adverse effect on the business or operations of AmSurg. AmSurg knows of no act or omission occurring on or before the date hereof which would subject AmSurg to the likelihood of any material fine or suspension of any material license, permit, certificate or authorization.

6.7. REPORTS AND RETURNS. AmSurg has filed all material reports and returns heretofore required by federal, state or municipal authorities and all material reports and returns to the various governmental authorities which control, directly or indirectly, any of its activities, and has paid all sums heretofore due with respect to such reports and returns.

6.8. DEFAULTS. AmSurg is not in default under, and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default under, any outstanding indenture, mortgage, contract or agreement to which AmSurg is a party, which default would have a material adverse effect on the business or operations of AmSurg.

The execution, delivery and performance by AmSurg of this Agreement and the transactions contemplated hereby will not violate any provision of, or result in the breach of, or constitute a default under, or require any consent under, any law, or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal, or any material contract, agreement or instrument to which AmSurg is a party or by which AmSurg is bound.

6.9. CORPORATE DOCUMENTS. AmSurg has made available to Seller and the Doctors for inspection by Seller and its authorized representatives, a copy of its Charter, as amended to the date hereof, certified to be a true and correct copy thereof by the Secretary of State of Tennessee, and the minute books of AmSurg containing the bylaws and all records of the proceedings, meeting, actions and consents of the shareholders and the board of directors (and any committees thereof) of AmSurg.

6.10. FULL DISCLOSURE. Neither this Agreement, nor any Schedule, exhibit, list, certificate or other instrument

--------------------------------------------------------------------------------
                                                 Asset Purchase Agreement/Page 8
or document delivered to Seller and the Doctors pursuant to this Agreement by or on behalf of AmSurg contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein in order to make the statements, representations or warranties contained herein or therein not misleading.

6.11. NO BROKER'S FEES. AmSurg has not done anything to cause or incur any liability or obligation for investment banking, brokerage, finder's, agent's or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, and AmSurg does not know of any claim by anyone for such a fee, commission, expense or charge.

ARTICLE 7. COVENANTS AND AGREEMENTS OF SELLERS AND THE DOCTORS

Sellers and the Doctors further covenant and agree that from the date hereof until the Closing, and thereafter if so specified, they will fulfill the following covenants and agreements unless otherwise consented to by AmSurg in writing:

7.1. ACCESS; FURTHER ASSURANCES.

         (a) Sellers will accord to AmSurg, its counsel, accountants, and other representatives, from the date hereof and at any time after the Closing, full access to all of the properties, books, contracts, commitments, financial information and records of the Center, and will furnish AmSurg during such period with all such information concerning the business and operations of the Center, as AmSurg reasonably may request. At any time and from time to time after the Closing, at AmSurg's request and without further consideration, Sellers and the Doctors agree to execute and deliver such certificates and documents as may be required in connection with any audit of the Center or its operations.

         (b) From the date hereof until the Closing, as soon as reasonably practicable after the end of each quarter, but not later than the 15th day of the next succeeding month, Sellers will deliver to AmSurg an unaudited statement of income for the Center for the quarter and the period then ended, and an unaudited balance sheet and a detail of patient accounts receivable for the Center as at the quarter then ended ("Ongoing Quarterly Financial Information"). In addition, as soon as reasonably practicable after the end of each month, but not later than the 15th day of the next succeeding month, Sellers will deliver to AmSurg a statement of (i) the number of procedures performed, (ii) the billed charges, and (iii) the cash collections, all with respect to the prior month ("Ongoing Monthly Financial Information") (the Ongoing Quarterly Financial Information and the Ongoing Monthly Financial Information are collectively referred to as the "Ongoing Financial Information"). All such Ongoing Financial Information shall be prepared in accordance with generally accepted accounting principles consistent with prior practice.

         (c) At any time and from time to time after the Closing, at AmSurg's request and without further consideration, Sellers will execute and deliver such other instruments of sale, transfer, conveyance, assignment and delivery and confirmation and take such action as AmSurg may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to AmSurg and to place AmSurg in possession and control of and to confirm AmSurg's title to, the Purchased Assets, and to assist AmSurg in exercising all rights and enjoying all benefits with respect thereto.

         (d) At any time and from time to time after the Closing, at AmSurg's request and without further consideration, the Doctors will execute and deliver such other instruments of sale, transfer, conveyance, assignment and delivery and confirmation and take such action as AmSurg may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to AmSurg and to place AmSurg in possession and control of and to confirm AmSurg's title to, the Purchased Assets, and to assist AmSurg in exercising all rights and enjoying all benefits with respect thereto.

7.2. CONFIDENTIALITY.

         (a) In the event the transactions contemplated by this Agreement are not consummated for any reason, Sellers and the Doctors promptly will return to AmSurg all records and information provided to Sellers from AmSurg and Sellers and the Doctors will treat all such records and information as confidential.

         (b) Except as otherwise required by law, Sellers and the Doctors will not disclose at any time to any other person not an employee of AmSurg or Seller (or a person otherwise involved in the carrying out of the transactions contemplated by this Agreement), nor make

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                                                 Asset Purchase Agreement/Page 9
any public announcement of, the transactions or terms of the transactions contemplated by this Agreement.

7.3. CONDUCT OF BUSINESS PENDING THE CLOSING. From the date hereof until the Closing, and except as otherwise consented to by AmSurg in writing, Sellers shall not:

         (a) fail to maintain in effect adequate insurance coverage of the Purchased Assets; or

         (b) fail to use their best efforts to (i) maintain the Purchased Assets in their present condition, (ii) comply with all applicable laws, rules and regulations of governmental agencies or authorities, and (iii) operate its business in the manner necessary to maintain the good will of its patients and physicians and its reputation.

7.4. INSURANCE. Sellers will use their best efforts to include AmSurg and the LLC as additional insureds on Sellers' professional liability, general property and workers' compensation insurance policies, and will provide AmSurg with written evidence of such coverage. AmSurg will pay the additional cost, if any, for such insurance coverage.

7.5. TRANSFER OF SIGNIFICANT PAYOR AGREEMENTS. Sellers and the Doctors will take all action necessary in order to effect the valid assignment to the LLC of all agreements with Significant Payors effective as of the Closing Date or within a reasonable time thereafter.

7.6. NOTICE OF ADVERSE CHANGE. Sellers will advise AmSurg in writing of any material adverse change in the Purchased Assets from the date of this Agreement to the Closing Date.

7.7. SCHEDULES. Sellers shall have the continuing obligation to supplement or amend promptly the Schedules being delivered by either Seller pursuant to this Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in these Schedules.

ARTICLE 8. COVENANTS AND AGREEMENTS OF AMSURG

AmSurg further covenants and agrees that from the date hereof until the Closing, unless otherwise consented to by Sellers in writing, it will fulfill the following covenants and agreements:

8.1. CONFIDENTIALITY.

         (a) In the event the transactions contemplated by this Agreement are not consummated for any reason, AmSurg promptly will return to Sellers all records and information provided to AmSurg from Sellers, and AmSurg will treat all such records and information as confidential.

         (b) Except as otherwise required by law, AmSurg will not disclose at any time to any other person not an employee of AmSurg or Sellers (or a person otherwise involved in the carrying out of the transactions contemplated by this Agreement), nor make any public announcement of, the transactions or terms of the transactions contemplated by this Agreement.

8.2. NOTICE OF ADVERSE CHANGE. AmSurg will notify Sellers and the Doctors in writing of any material adverse change in the business, assets, operations, conditions or prospects of AmSurg, as the case may be, from the date of this Agreement to the Closing Date.

8.3. SCHEDULES. AmSurg shall have the continuing obligation to supplement or amend promptly the Schedules being delivered by AmSurg pursuant to this Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in these Schedules.

ARTICLE 9. CONDITIONS TO AMSURG'S OBLIGATIONS

AmSurg shall not be obligated to consummate the transactions contemplated hereby, unless each of the following conditions is fulfilled or performed (unless expressly waived in writing by AmSurg) prior to or at the Closing:

9.1. COMPLIANCE. The representations and warranties made by Sellers and the Doctors in this Agreement and the statements contained in the Schedules attached hereto or in any instrument, list, certificate or writing delivered by a

--------------------------------------------------------------------------------
                                                Asset Purchase Agreement/Page 10

Seller or the Doctors pursuant to this Agreement shall be true when made and at and as of the time of the Closing as though such representations and warranties were made at and as of the Closing.

9.2. PERFORMANCE BY SELLERS AND THE DOCTORS. Sellers and the Doctors shall have performed and complied with all covenants, agreements, obligations and conditions required by this Agreement to be so complied with or performed by each of them.

9.3. CERTIFICATE OF SELLERS. Each Seller shall have delivered to AmSurg a certificate, dated the Closing Date, certifying as to the fulfillment by Sellers of the conditions specified in Sections 9.1 and 9.2 hereof.

9.4. CERTIFICATE OF DOCTORS. Each of the Doctors shall have delivered to AmSurg a certificate, dated the Closing Date, certifying as to the fulfillment by such Doctor of the conditions specified in Sections 10.1 and 10.2 hereof.

9.5. CONSENTS AND LICENSES. All necessary consents, licenses, permits, approvals, authorizations, orders and agreements from federal, state and local governmental units and any other entity which are listed on Schedule 4.16, including approval by the Arizona Department of Health and by applicable Medicare and state Medicaid agencies, for the continued operation and third-party reimbursement of the Center by the LLC following the consummation of the transactions contemplated hereby, shall have been issued to the LLC or notice of issuance shall have been provided.

9.6. OPINION OF COUNSEL. AmSurg shall have been furnished with the opinion of Plattner, Schneidman & Schneider, P.C., counsel to Sellers and the Doctors, in substantially the form of Exhibit 9.6.

9.7. LEASE. The LLC shall have entered into a lease agreement with Sun Health Properties, Inc. satisfactory to AmSurg with respect to that certain medical office complex in Sun City, Arizona.

9.8. SIGNIFICANT PAYOR AGREEMENTS. All of the Significant Payor agreements shall have been validly assigned to the LLC and AmSurg shall have no reason to believe that any such agreement with a Significant Payor will not be approved or that such Significant Payor will not execute a new agreement with the LLC on terms reasonably acceptable to AmSurg.

9.9. APPROVAL.

         (a) All of the members of BEC shall have approved the transactions contemplated by this Agreement, and BEC shall have furnished AmSurg with a certificate of the Chief Manager of BEC evidencing such approval.

         (b) All of the shareholders of BEI shall have approved the transactions contemplated by this Agreement, and BEI shall have furnished AmSurg with a certificate of the Secretary of BEI evidencing such approval.

9.10. FORM 8594. AmSurg initially will allocate the Purchase Price using the methodology reflected on Exhibit 9.10. In the course of completing AmSurg's consolidated federal income tax return, AmSurg shall provide Sellers with an IRS Form 8594.

ARTICLE 10. CONDITIONS TO SELLERS' AND THE DOCTORS' OBLIGATIONS

Sellers and the Doctors shall not be obligated to consummate the transactions contemplated hereby unless each of the following conditions is fulfilled or performed (unless expressly waived in writing by Sellers) prior to or at the
Closing:

10.1. COMPLIANCE. The representations and warranties made by AmSurg in this Agreement and the statements contained in the Schedules attached hereto or in any instrument, list, certificate or writing delivered by AmSurg pursuant to this Agreement shall be true when made and at and as of the time of the Closing as though such representations and warranties were made at and as of the Closing.

10.2. PERFORMANCE BY AMSURG AmSurg shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so complied with or performed by AmSurg.

10.3. CERTIFICATE OF AMSURG. AmSurg shall have delivered to Sellers and the Doctors a certificate, dated the Closing Date, certifying as to the fulfillment of the conditions specified in Sections 10.1 and 10.2 hereof.

10.4. OPINION OF COUNSEL. Sellers and the Doctors shall have been furnished the opinion of Bass, Berry & Sims PLC, counsel to AmSurg, in substantially the form of Exhibit 10.4.

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                                                Asset Purchase Agreement/Page 11

10.5. LEASE. The LLC shall have entered into a lease agreement with Sun Health Properties, Inc. satisfactory to Seller with respect to that certain medical office complex in Sun City, Arizona.


ARTICLE 11. INDEMNIFICATION

11.1. INDEMNIFICATION BY SELLERS AND THE DOCTORS. Sellers and the Doctors, jointly and severally, hereby agree to defend, indemnify and hold harmless AmSurg and shall reimburse AmSurg for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses"), directly or indirectly relating to, resulting from or arising out of:

         (a) Any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, agreement or other obligation by or of a Seller or any Doctor contained herein, any Schedule hereto or in any certificate, document or instrument delivered to AmSurg pursuant hereto.

         (b) Any tax liability of a Seller or the Center not previously paid, which may at any time be asserted or assessed against a Seller or the Center for any event or period prior to the Closing Date (regardless of whether the possibility of the assertion or assessment of any such tax liability shall have been disclosed to AmSurg at or prior to the Closing).

         (c) Liability for any amounts owed by a Seller or the Center to any governmental third party or private payors because of overpayments to a Seller or the Center prior to the Closing for services rendered to patients, which liability is due to a recomputation of rates, field audit adjustments, overpayments or otherwise.

         (d) Any other Loss incidental to any of the foregoing.

11.2. INDEMNIFICATION BY AMSURG. AmSurg hereby agrees to defend, indemnify and hold harmless Sellers and the Doctors, and shall reimburse Sellers and the Doctors for, from and against Losses directly or indirectly relating to, resulting from or arising out of:

         (a) Any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, agreement or other obligation by AmSurg, as the case may be, contained herein or in any certificate, document or instrument delivered to Sellers and the Doctors pursuant hereto.

         (b) Any other Loss incidental to the foregoing.

11.3. PROCEDURE.

         (a) The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification will be sought under Sections 11.1 or 11.2 of this Agreement, and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, AmSurg, Sellers and the Doctors shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party. If a firm written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

         (b) Any claim of indemnity of AmSurg against BEC and/or BEI with respect to Section 11.1 hereof may in AmSurg's discretion be discharged by setoff against any amounts owed or owing to BEC or any affiliate thereof under the Operating Agreement between BEC and AmSurg.

         (c) Notwithstanding the foregoing, no Doctor shall be required to indemnify AmSurg for any

--------------------------------------------------------------------------------
                                                Asset Purchase Agreement/Page 12
amount in excess of his pro rata portion of the Purchase Price.

         (d) Notwithstanding the foregoing, Sellers and the Doctors shall not be obligated to make any indemnification under Section 11.1 unless the aggregate amount of Losses exceeds $10,000 (the "Basket"), and such indemnification with respect to such Losses shall be made by Sellers and the Doctors only to the extent of such excess over the Basket.

ARTICLE 12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

12.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein shall survive the Closing Date and any investigation made by or on behalf of any party hereto, and shall survive for a period of 24 months after the Closing Date (except for any Losses described in Section 11.1(b), which shall survive for the applicable statute of limitations, including any waivers thereof, Section 11.1(c), which shall not terminate, and any breach of the representations and warranties contained in Sections 4.6 and
4.9 with respect to professional malpractice claims arising before the Closing Date, which shall not terminate).

In addition, in the event that all of the LLC and AmSurg, or their successors or assigns, dissolves, liquidates or otherwise ceases to exist, the provisions of
Section 5.5 hereof shall terminate and be of no further force or effect.

12.2. REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

ARTICLE 13. TERMINATION OF AGREEMENT

This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual agreement of Sellers and AmSurg;

         (b) by AmSurg, if there has been a material violation or breach by a Seller or the Doctors of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing, or if any of the conditions set forth in Article 9 hereof have not been satisfied by the Closing or have not been waived in writing by AmSurg;

         (c) by Sellers, if there has been a material violation or breach by AmSurg of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing, or if any of the conditions set forth in Article 10 hereof have not been satisfied by the Closing or have not been waived in writing by Seller;

         (d) By either AmSurg or Sellers if the transactions contemplated by this Agreement shall not have been consummated on or before April ___, 1998; or

         (e) By either AmSurg or Sellers if the other makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy or seeks or consents to any reorganization or similar relief under any present or future bankruptcy act or similar law, or is adjudicated a bankrupt or insolvent, or if a third party commences any bankruptcy, insolvency, reorganization or similar proceeding involving the other.

ARTICLE 14. MISCELLANEOUS

14.1. EXPENSES. All fees and expenses incurred by Sellers and the Doctors, including without limitation, legal fees and expenses, in connection with this Agreement will be borne by Sellers and the Doctors and all fees and expenses incurred by AmSurg, including without limitation, legal fees and expenses, in connection with this Agreement will be borne by AmSurg.

14.2. ASSIGNABILITY; PARTIES IN INTEREST.

         (a) AmSurg may assign any or all of its rights hereunder to any affiliate or any direct or indirect subsidiary of AmSurg, and AmSurg shall advise Sellers of any such assignment and shall designate such party as the assignee and transferee of the Purchased Assets. Any such assignee shall assume all of AmSurg's duties, obligations and undertakings hereunder.

         (b) Sellers and the Doctors may not assign, transfer or otherwise dispose of any of their respective rights hereunder without the prior written consent of AmSurg.

         (c) All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs,

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                                                Asset Purchase Agreement/Page 13
successors, assigns and legal or personal representatives of the parties hereto.

14.3. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including the exhibits, Schedules, lists and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by all parties or their respective heirs, successors, assigns or legal personal representatives. Any condition to a party's obligations hereunder may be waived but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision or to exercise its rights with respect to any provision hereof, shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same.

14.4. SEVERABILITY. The invalidity of any term or terms of this Agreement shall not affect any other term of this Agreement, which shall remain in full force and effect.

14.5. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested or by overnight courier service) as follows:

         If to Sellers:

         Boswell Eye Center, L.L.C.
         10541 Thunderbird Boulevard
         Sun City, Arizona 85351
         Attn:________________

         and

         Boswell Eye Institute, Inc.
         10541 Thunderbird Boulevard
         Sun City, Arizona 85351
         Attn:________________

         with copies to:

         Plattner, Schneidman & Schneider, P.C.
         1707 East Highland, Suite 190
         Phoenix, Arizona 85016
         Attn: Leslie A. Plattner, Esq.

         If to AmSurg:

         AmSurg Holdings, Inc.
         One Burton Hills Boulevard
         Suite 350
         Nashville, TN 37215
         Attn: Claire M. Gulmi

         with a copy to:

         Bass, Berry & Sims PLC
         First American Center
         Nashville, TN 37238
         Attn: Cynthia Y. Reisz, Esq.

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

14.6. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

14.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, provided, however, that the several executed counterparts shall together have been signed by AmSurg, Sellers and each of the Doctors. All of such executed counterparts shall constitute one and the same instrument.

14.8. PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. The parties acknowledge that they have independently negotiated the provisions of this Agreement, that they have relied upon their own counsel as to matters of law and application and that neither party has relied on the other party with regard to such matters. The parties expressly agree that there shall be no presumption created as a result of either party having prepared in whole or in part any provisions of this Agreement.

14.9. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee, without regard to its conflict of laws rules.

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                                                Asset Purchase Agreement/Page 14

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

AMSURG HOLDINGS, INC.

By: /s/ Claire M. Gulmi
   -------------------------------------------
Title: Chief Financial Officer
       ---------------------------------------

BOSWELL EYE CENTER, L.L.C.

By: /s/ Charles J. Hofer, M.D.
    ------------------------------------------
Title: President
      ----------------------------------------

BOSWELL EYE INSTITUTE, INC.

By: /s/ Charles J. Hofer, M.D.
    ------------------------------------------
Title: President
      ----------------------------------------

By their execution of this Agreement, the Doctors hereby consent to the execution hereof by Sellers and agree to be bound by the provisions of Section
5.5 hereof:

DOCTORS:

 /s/ Kenneth A. Batko, M.D.
----------------------------------------------
Kenneth A. Batko, M.D.

 /s/ Ronald S. Garlikov, M.D.
----------------------------------------------
Ronald S. Garlikov, M.D.

 /s/ Richard A. Hess, M.D.
----------------------------------------------
Richard A. Hess, M.D.

 /s/ Charles J. Hofer, M.D.
----------------------------------------------
Charles J. Hofer, M.D.

 /s/ Emilio M. Justo, M.D.
----------------------------------------------
Emilio M. Justo, M.D.

 /s/ Alan H. Manas, M.D.
----------------------------------------------
Alan H. Manas, M.D.

 /s/Robert Rubenzik, M.D.
----------------------------------------------
Robert Rubenzik, M.D.

 /s/ Errol R. Sweet, M.D.
----------------------------------------------
Errol R. Sweet, M.D.

 /s/ Gerald B. Walman, M.D.
----------------------------------------------
Gerald B. Walman, M.D.

Schedules described in the asset purchase agreement have been omitted. The Company agrees to provide such schedules supplementally to the Securities and Exchange Commission upon request.

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                                                Asset Purchase Agreement/Page 15